EXHIBIT 32.2


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the accompanying Quarterly Report on Form 10-Q of 99 Cent Stuff, Inc. (the "Company") for the quarterly period ended June 30, 2005 (the "Periodic Report"), I, Barry Bilmes, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2005                               /s/ Barry Bilmes
                                                    ----------------------------
                                                    Barry Bilmes
                                                    Chief Financial Officer


     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to 99 Cent Stuff and will be retained by 99 Cent Stuff and furnished to the Securities and Exchange Commission or its staff upon request.

     The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002.